Exhibit 3(ii)

SECOND AMENDMENT TO BY-LAWS

OF

ALFA CORPORATION

ALFA CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

That at a meeting of the Board of Directors of the Corporation, a resolution was duly adopted setting forth a new Article V to the By-Laws of the Corporation regarding capital stock:

ARTICLE V — CAPITAL STOCK

Section 1. Stock Certificates and Uncertificated Shares.

(a) The shares of the Corporation’s stock may be certificated or uncertificated, as provided under Delaware law. Stock Certificates shall be in such form as may be approved by the Board of Directors, which shall set forth the number and kind of shares owned by the stockholder. Such certificates shall be signed by the Chairman of the Board or the President and by the Secretary, one of whose signatures may be facsimile. Where such certificate is signed by a transfer agent or an assistant transfer agent, or by a transfer clerk acting on behalf of the corporation and a registrar, the signature of either or both of the above named officers may be facsimile.

(b) Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice that shall set forth the name of the Corporation, that the Corporation is organized under the laws of the State of Delaware, the name of the shareholder, the number and class (and the designation of the series, if any) of the shares represented, and any restrictions on the transfer or registration of such shares of stock imposed by the Corporation’s articles of incorporation, these Bylaws, any agreement among shareholders or any agreement between shareholders and the Corporation.

(c) Except as otherwise provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificated shares of the same class and series shall be identical.

Section 2. Transfer of Shares.

(a) Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate or evidence of the issuance of uncertificated shares to the shareholder entitled thereto, cancel the old certificate and record the transaction upon the Corporation’s books. Upon the surrender of any certificate for transfer of stock, such certificate shall at once be conspicuously marked on its face “Cancelled” and filed with the permanent stock records of the Corporation.

(b) Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the shareholder entitled thereto and the transaction shall be recorded upon the books of the Corporation. If the Corporation has a transfer agent or registrar acting on its behalf, the signature of any officer or representative thereof may be in facsimile.

(c) The Board of Directors may appoint a transfer agent and one or more co-transfer agents and registrar and one or more co-registrars and may make or authorize such agent to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock.

Section 3. Shareholders of Record. Registered stockholders only shall be entitled to be treated by the Corporation as the holders in fact of the stock standing in their respective names and the Corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Delaware. If the Board of Directors takes any action pertaining to a shareholder right, dividend or other benefit, of any kind other than the right to receive notice and to vote at a meeting of the stockholders, and does not fix a record date for such purpose, the close of business on the day on which the Board of Directors adopts the resolution pertaining to the action taken shall be the record date for such purpose.

Section 4. Lost, Stolen or Destroyed Certificates. In case of loss of or destruction of any certificate of stock, no certificate or uncertificated shares shall be issued in place of any such certificate except on production of evidence satisfactory to the Secretary of the Corporation of such loss, destruction or theft, the furnishing of a Lost Instrument Indemnity Bond in such amount sufficient to indemnify the Corporation (but not less than twice the value of the shares represented by the certificate) and which such terms and such surety as the Secretary may require. A new certificate issued by the Corporation in place of one lost, stolen or destroyed, shall have plainly marked across its face the word “Duplicate.”

Section 5. Regulations. The Board of Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer, conversion and registration of certificates for shares of the capital stock of the Corporation.

IN WITNESS WHEREOF, said Alfa Corporation has caused this Amendment to the By-Laws to be executed by its President and attested by its Secretary, this 30th day of July, 2007

ATTEST:		ALFA CORPORATION

BY:	/s/ H. Al Scott	BY:	/s/ Jerry A. Newby
	Its Secretary		Its President

(SEAL)

AMENDMENT TO BY-LAWS

OF

ALFA CORPORATION

ALFA CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

That at a meeting of the Board of Directors of the Corporation, a resolution was duly adopted setting forth a new Article XI to the By-Laws of the Corporation regarding officer and director indemnity as follows:

ARTICLE XI:

(a) The corporation shall indemnify its directors and officers to the full extent required or permitted by the Delaware General Corporation Law, as such Delaware General Corporation Law now or hereafter exists.

(b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, any director or officer who is or was serving at the request of the Corporation as a director, officer, partner or employee of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney’s fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any clam, issue or matter therein, he shall be indemnified against expense (including attorneys’ fees) actually and reasonably incurred by him in connection therewith, notwithstanding that he has not been successful on any other claim, issue or matter in any such action, suit or proceeding.

(d) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). (If such applicable standard of conduct has been met, then indemnification shall be provided.) Such determination shall be made promptly following a request made to the Corporation by any person requesting indemnification (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion.

(e) Expenses (including attorney’s fees) incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding under receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this section. Such expenses incurred by other employees may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

(f) The indemnification and advancement of expenses provided for, or granted pursuant to, other subsections of this section shall not be deemed exclusive of and may be in addition to any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, rule of law, provision of bylaw, agreement, vote of disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

(g) The Corporation may, in management’s discretion and in a manner and upon terms deemed appropriate by management, indemnify its agents and employees who are not officers or directors, to the extent permitted by law.

(h) For purposes of this section, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers or employees so that any person who is or was a director, officer or employee of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(i) The Corporation shall have the power but not be obligated to purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner or employee of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section.

(j) For purposes of this Section, references to “other enterprises” shall include employee benefit plans; and references to “serving at the request of the Corporation” shall include any service as a director, officer or employee of the Corporation which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Section.

(k) The indemnification and advancement of expenses provided by or granted pursuant to this Section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such person.

(l) The indemnification provided in this Section is supplemental to the indemnification provided in Section 6.5 of the Corporation’s certificate of incorporation, as amended. Thus, to the extent the indemnification provided in this Section is broader than the indemnification provided in Section 6.5 of the certificate of incorporation, as amended, or to the extent the indemnification provided in Section 6.5 of the certificate of incorporation is broader than the indemnification provided herein, it is intended that indemnification shall be granted by the Corporation to the fullest extent permitted by law and permitted by the broader of the two.

(m) The right to be indemnified or to the advancement or reimbursement of expenses (i) is a contract right based upon good and valuable considerations, pursuant to which the person entitled thereto may sue as if these provisions were set forth in a separate written contract between such person and the Corporation, and (ii) is and is intended to be retroactive and shall be available as to events occurring prior to the adoption of these provisions, and (iii) shall continue after any rescission or restrictive modification of such provisions as to events occurring prior thereto.

(n) To the extent any provision, clause or paragraph of this Section shall be deemed by any court to be invalid or unenforceable, such invalidity or unenforceability shall not impair the validity or enforceability of the remainder of this Section.

(o) Notwithstanding anything to the contrary contained herein, this indemnity shall be excess as to all insurance coverages available to such director, officer or employee.

IN WITNESS WHEREOF, said Alfa Corporation has caused this Amendment to the By-Laws to be executed by its President and attested by its Secretary, this 24th day of February, 2003.

ATTEST:		ALFA CORPORATION

BY:	/s/ H. Al Scott	BY:	/s/ Jerry A. Newby
	Its Secretary		Its President

(SEAL)

BY- LAWS

OF

ALFA CORPORATION

(herein called “the Corporation”)

ARTICLE I — OFFICES

The REGISTERED OFFICE of the Corporation in the State of Delaware shall be located in the City of Wilmington, County of New Castle. The Corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors or the Executive Committee may designate or as the business of the Corporation may require from time to time.

ARTICLE II — STOCKHOLDERS’ MEETINGS

Section 1. Annual Meeting. The annual meeting of the stockholders for the purpose of electing directors and for the transaction of such other business as may come before the meeting, shall be held at such date and time during the first five months of the calendar year as shall be specified by resolution of the Board of Directors.

Section 2. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Board of Directors or the Executive Committee.

Section 3. Place of Meetings. The place of holding meetings of stockholders shall be designated by a resolution of the Board of Directors, which may be a standing resolution.

Section 4. Notice of Meetings. Written or printed notice stating the place, date and hour of the meetings shall be given not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the Board of Directors, the Executive Committee or the Secretary to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, addressed to the stockholder at his address as it appears on the records of the Corporation, with postage thereon prepaid.

Section 5. Fixing of Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof or entitled to receive payment of any dividend or other distribution or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed the following shall apply:

(a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be set and fixed by the Secretary at the close of business on a day within 15 days before the day notice of the meeting is given, which notice shall specify such record date. Should a record date not be set forth in the notice, the record date shall be the close of business on the day next preceding the day such notice is given.

(b) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors or the Executive Committee may fix a new record date for the adjourned meeting.

Section 6. Voting Lists. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockho1der. Such list shall be open to the examination of any stockholder entitled to vote at the meeting, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present and entitled to vote at the meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or proxy at any meeting of stockholders.

Section 7. Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding shares entitled to vote are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 8. Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting, together with such authorization of the attorney in fact, if any.

Section 9. Voting of Shares. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of stockholders. Unless otherwise prescribed by statute, the Certificate of Incorporation or these By-laws, all elections shall be had, and all questions decided, by majority vote.

Section 10. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. In the absence of proof of such authority it shall be presumed that the president or vice president or secretary of such corporation is authorized to vote the shares.

Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. A stockholder whose shares are pledged shall be entitled to vote such shares unless in the transfer by the pledgor on the books of the Corporation the pledgor has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent such shares and vote thereon.

Treasury shares and shares belonging to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held by this Corporation, shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the presence of a quorum.

ARTICLE III — BOARD OF DIRECTORS

Section 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors.

Section 2. Number, Tenure and Qualifications. The Board of Directors of the Corporation shall initially consist of twelve (12) directors. The number of directors may be changed from time to time by a resolution of a majority of the existing directors of the Corporation. Subject to the provisions of the next paragraph, the number of directors so fixed shall be elected at the annual meeting of stockholders of the Corporation and each director so elected shall serve until the next annual meeting and until his successor shall be elected and shall qualify. Vacancies occurring in the Board of Directors by reason of the death, resignation or removal of any director may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected to serve until the next annual meeting of stockholders.

In the event of any increase in the number of directors, the additional offices so created may be filled by the affirmative vote of a majority of the directors in office at the time such vote is taken. Directors elected to fill such additional offices shall serve until the next annual meeting of stockholders and until their successors shall have been elected and shall qualify.

Section 3. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this By-law immediately after, and at the same place as, the annual meeting of stockholders, for election of officers and the transaction of such other business as may come before the meeting. Other regular meetings of the Board of Directors shall be held on dates to be fixed by the Board of Directors, and at least two days notice of the date, time and place of each such meeting shall be given to each director. Adoption of a resolution at a regular board meeting scheduling such other regular meeting or meetings shall constitute notice thereof and no other notice need be given to the Directors.

Section 4. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, the Executive Committee or any three members of the Board of Directors, and at least two days written notice of the date, time and place of any such special meeting, and of the business to be transacted at, or the purpose of the meeting shall be given to each director.

Section 5. Notice. Notice of any regular or special meeting shall be given by the Chairman of the Board, Vice Chairman of the Board, President or Secretary, by written notice delivered personally or mailed to each director at his business or home address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting in writing, before or after the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any one or more directors may participate in a meeting of the Board or a Committee thereof by means of conference telephone or similar communications equipment by means of which all persons participating can hear each other and such participation shall constitute presence at the meeting for all purposes of Article III but shall not be deemed to be a waiver of notice.

Section 6. Quorum. A majority of the whole number of directors constituting the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors (but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice) and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by the Certificate of Incorporation or by these By-laws. Notwithstanding the foregoing provisions of this section to the contrary, in the event of an emergency caused by an enemy attack, at each meeting of the Board during such emergency the presence of one-third of the total number of directors, but in any event not less than two directors, shall constitute a quorum and be sufficient for the transaction of business.

Section 7. Compensation. Directors, by resolution of the Board of Directors, may be compensated as directors and as members of any Committee. Such compensation may include: a fixed salary or retainer; a fixed sum for attendance at each meeting; expenses for attendance at such meetings; or any combination of the foregoing. No compensation to a director, as a director, shall preclude such director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 8. Committees. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate one or more committees, including an Executive Committee, each such committee to consist of two or more directors of the Corporation. Any such committee, to the extent provided in a resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, amending the By-laws of the Corporation, or authorizing the issuance of stock. The Executive Committee shall have the right to declare a regular cash dividend on the stock not exceeding the regular cash dividend declared by the Board for the immediately preceeding regular dividend period. The Board of Directors may designate one or more directors of the Corporation as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Vacancies in such committees shall be filled by the Board of Directors; provided, however, that in the absence or disqualification of a member of a committee, the members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Except as otherwise provided in a resolution adopted by the Board of Directors, a majority of all members of a committee shall constitute a quorum for the transaction of business.

Section 9. Executive Committee. Only directors of the Corporation shall serve on the Executive Committee and its members shall serve at the pleasure of the Board until their successors are appointed, provided they shall remain a director. The Board of Directors may remove, with or without cause, at any time, any member or all of the Executive Committee. The Executive Committee shall have all of the powers and exercise all of the duties of the full Board of Directors in the management of the business of the Corporation which may be lawfully delegated to it by the Board between meetings of the Board of Directors and while the Board is not in session, subject to such limitations as may be imposed upon it by the full Board of Directors and provided further, that it may not declare a dividend to the stockholders exceeding the regular cash dividend declared by the full Board of Directors for the immediately preceding regular dividend period for the stock declared upon, and it shall not have authority or power to amend the Certificate of Incorporation, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property or assets, or recommend the dissolution or revocation of dissolution of the Corporation, authorize the issuance of stock or amending the By-laws of the Corporation.

ARTICLE IV — OFFICERS

Section 1. Officers Chosen by Board. Officers of the Corporation shall be elected by the Board of Directors at its first meeting after the annual meeting of stockholders, and shall consist of a President, one or more Vice Presidents (one or more of whom may be designated by the Board of Directors as Senior Vice President), a Treasurer, a Secretary, and may include a Chairman of the Board of Directors, a Vice Chairman of the Board, and such other officers as the Board of Directors may prescribe. All such officers shall be elected for a term of one year and until their successors are elected and qualified, but they shall however be subject to removal by the Board of Directors at its pleasure. The Board of Directors may designate one of such elected officers the chief executive officer of the Corporation, and in the absence of such designation, the President shall be the chief executive officer. Such officers shall perform such duties and exercise such powers as are conferred by the Board of Directors or as are conferred herein. The offices of Chairman of the Board and President may be held by the same person. The offices of Secretary and Treasurer may be held by the same person. Any officer other than the Chairman of the Board and the President may also serve as an Assistant Secretary or an Assistant Treasurer. The chief executive officer may also hold any other office to which he is elected. The Board of Directors or the chief executive officer, if any, by and with the consent and approval of the Board of Directors or of the Executive Committee, may appoint such other officers and agents as, in its or his discretion, are required for the proper transaction of the Corporation’s business.

The Board of Directors shall be and is hereby authorized to adopt and amend from time to time By-laws to be effective in the event of an emergency caused by an enemy attack, dealing with or making provisions during such emergency for continuity of management, succession to the authority and duties of officers, vacancies in office, alternative offices or other matters deemed necessary or desirable to enable the Corporation to carry on its business and affairs.

Section 2. Removal. The Chairman of the Board, Vice Chairman of the Board or President may be removed, with or without cause, at any time by action of the Board of Directors. Any other officer, agent or employee, including any officer, agent or employee appointed by the Board of Directors, may be removed, with or without cause, at any time by the Board of Directors, the Executive Committee, or the superior officer to whom authority to so remove has been delegated by the Board of Directors or these By-laws.

Section 3. Chairman and Vice Chairman of the Board. The Chairman and Vice Chairman of the Board of Directors, respectively, shall have and may exercise authority to act for the Corporation in all matters to the extent that such authority is delegated to such officer by the Board of Directors or the Executive Committee, and in all other matters to the extent provided by these By-laws.

Section 4. President. Subject to the control of the Board of Directors, the President shall have general management and control of the affairs and business of the Corporation, and shall perform all other duties and exercise all other powers commonly incident to his office, or which are or may at any time be authorized or required by law. He shall keep the Board of Directors fully informed concerning the affairs and business of the Corporation. The Board of Directors may by resolution designate the officer of the Corporation who in the event of the death, unavailability or incapacity of the President shall perform the duties of the President until the Board of Directors shall designate another person to perform such duties.

Section 5. Vice Presidents. Each Vice President shall have powers and perform such duties as shall from time to time be assigned to him by these By-laws or by the Board of Directors and shall have and may exercise such powers as may from time to time be assigned to him by the chief executive officer.

Section 6. Other Authority of Officers. The Chairman of the Board of Directors, and the President may sign and execute all authorized bonds, contracts or other obligations in the name of the Corporation, and with the Secretary or an Assistant Secretary, may sign all certificates of shares of the capital stock of the Corporation, and do and perform such other acts and things as may from time to time be assigned to each of them by the Board of Directors. The Chairman of the Board, the President, or such other officers as are authorized by the Board of Directors may enter into contracts in the name of the Corporation or sell and convey any real estate, personal property or securities now or hereafter belonging to the Corporation for such consideration and upon such terms as they deem in the interest of the Corporation, and may execute any deeds or written instruments of transfer necessary to convey good title thereto and each of the foregoing officers, or the Secretary or the Treasurer of the Corporation, is authorized and empowered to release and satisfy and discharge of record any mortgage or deed of trust now or hereafter of record in which the Corporation is a grantee or of which it is the owner, and may execute power of attorney to others for such purposes, and any such release or record of satisfaction and discharge heretofore or hereafter so entered on the margin of the record by any such officer or agent appointed by such officer shall be valid and in all respects binding on the Corporation.

Section 7. Secretary. The Secretary shall attend all meetings of the stockholders, and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for the Board and its committees as required. He shall give, or cause to be given, notice of all meetings of the stockholders and unless given by the Chairman of the Board, Vice Chairman of the Board, or the President, he shall give required notice of meetings of the Board of Directors. The Secretary shall affix the seal of the Corporation to all certificates of stock or other instruments requiring the seal. He shall keep such other books and perform such other duties as may be assigned to him from time to time. Unless ordered otherwise by a resolution of the Board of Directors, the Secretary shall cause a copy of the minutes of the meetings of the Board of Directors and the Executive Committee to be mailed to each director within twenty-five (25) days after such meeting.

Section 8. Treasurer. The Treasurer shall have custody of all the funds and securities of the Corporation, and shall perform such duties as may from time to time be assigned to him by the Board of Directors or the chief executive officer.

Section 9. Absence or Inability. In the absence or inability of the Secretary and in the event an Assistant Secretary is not present at any meeting of the Board or Executive Committee, the Chairman and such meeting shall appoint any person to serve as Secretary of the meeting, in which event the Chairman of the meeting shall also subscribe the minutes of the meeting. In any other case of absence or inability of any officer of the Corporation to act and of any person herein authorized to act in his place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer, director or other person whom it may select.

ARTICLE V — CAPITAL STOCK

Section 1. Stock Certificates. Stock Certificates shall be in such form as may be approved by the Board of Directors, which shall set forth the number and kind of shares owned by the stockholder. Such certificates shall be signed by the Chairman of the Board or the President and by the Secretary, one of whose signatures may be facsimile. Where such certificate is signed by a transfer agent or an assistant transfer agent, or by a transfer clerk acting on behalf of the corporation and a registrar, the signature of either or both of the above named officers may be facsimile.

Section 2. Transfer of Shares. Shares of the capital stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by his attorney duly authorized in writing, upon surrender and cancellation of certificates for the number of shares to be transferred, except as provided in Section 4 of this Article V. Books for the transfer of shares of the capital stock shall be kept by the Corporation or by one or more transfer agents appointed by it.

Section 3. Shareholders of Record. Registered stockholders only shall be entitled to be treated by the Corporation as the holders in fact of the stock standing in their respective names and the Corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Delaware. If the Board of Directors takes any action pertaining to a shareholder right, dividend or other benefit, of any kind other than the right to receive notice and to vote at a meeting of the stockholders, and does not fix a record date for such purpose, the close of business on the day on which the Board of Directors adopts the resolution pertaining to the action taken shall be the record date for such purpose.

Section 4. Lost, Stolen or Destroyed Certificates. In case of loss of or destruction of any certificate of stock, no certificate shall be issued in place of any such certificate except on production of evidence satisfactory to the Secretary of the Corporation of such loss, destruction or theft, the furnishing of a Lost Instrument Indemnity Bond in such amount sufficient to indemnify the Corporation (but not less than twice the value of the shares represented by the certificate) and with such terms and such surety as the Secretary may require. A new certificate issued by the Corporation in place of one lost, stolen or destroyed, shall have plainly marked across its face the word ‘Duplicate”.

Section 5. Regulations. The Board of Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer, conversion and registration of certificates for shares of the capital stock of the Corporation.

ARTICLE VI — FISCAL YEAR

The fiscal year of the Corporation shall begin on the first day of January and end on the 31st day of December in each year.

ARTICLE VII — DIVIDENDS

The Board of Directors at any regular or special meeting may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

ARTICLE VIII — SEAL

Section 1. Corporate Seal. The Board of Directors shall provide a corporate seal which shall have inscribed thereon the name of the Corporation and the state of incorporation and the words, “Corporate Seal”.

Section 2. Facsimile Corporate Seal. A facsimile of the corporate seal may be printed on stock certificates and other documents issued or prepared by the Corporation.

ARTICLE IX — MISCELLANEOUS PROVISIONS

Section 1. Informal Action. Nothing contained in these By-laws shall be deemed to restrict the power of the directors or members of any committee or the stockholders to take any action required or permitted to be taken by them, without a meeting, in accordance with applicable provisions of law.

Section 2. Waiver of Notice. Whenever notice is required to be given under any provision of law or of the Certificate of Incorporation or of these By-laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

ARTICLE X — AMENDMENTS

The By-laws may from time to time be altered, amended, changed or repealed, or new By-laws may be adopted, by the Board of Directors (a) at any regular or special meeting by the affirmative vote of all the members of the Board, or (b) at any regular or special meeting of the Board, the notice of which shall have stated the amendment of the By-laws as one of the purposes of the meeting and set forth a summary of the proposed amendment or amendments, by the affirmative vote of a majority of all the members of said Board; but these By-laws and any amendments thereof, including By-laws adopted by the Board of Directors, may be altered, amended, changed or repealed and other By-laws may be enacted by the stockholders at any annual meeting or at any special meeting provided that notice of such proposed alteration, amendment, change, repeal or enactment shall have been given in the notice of the meeting.

Revised 4/20/87